Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Net Income of $28.4 Million

for the Second Quarter of 2023

Second Quarter 2023 Highlights

•	Net income of $28.4 million, or $1.69 per diluted share
•	Return on average assets of 1.44% and return on average total equity of 13.97%
•	Annualized loan and lease growth of 12.2%
•	Annualized core deposit growth, excluding brokered deposits, of 23.0%
•	Uninsured and uncollateralized deposits further improved to 19.9% of total deposits
•	Capital Markets Revenue grew $5.5 million, or 32.1%, to $22.5 million
•	Tangible book value (non-GAAP) per share increased $1.28, or 13.2% annualized
•	TCE ratio (non-GAAP) grew 7 basis points to 8.28%

Moline, IL, July 26, 2023 – QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $28.4 million and diluted earnings per share (“EPS”) of $1.69 for the second quarter of 2023, compared to net income of $27.2 million and diluted EPS of $1.60 for the first quarter of 2023.

“We delivered outstanding second quarter results, highlighted by robust loan and core deposit growth, significant fee income and continued strong asset quality,” said Larry J. Helling, Chief Executive Officer. “In addition, we continued to improve upon our already solid capital levels with exceptional earnings performance.”

Robust Core Deposit Growth and Strengthened Liquidity

During the second quarter of 2023, the Company’s core deposits, which exclude brokered deposits, grew $339.3 million to a total of $6.2 billion, or 23.0% on an annualized basis. Total uninsured and uncollateralized deposits further improved during the second quarter and represented 19.9% of total deposits at quarter-end. The Company maintained approximately $1.5 billion of immediately available liquidity at quarter-end, which exceeds the total amount of uninsured and uncollateralized deposits.

“Our experienced bankers grew core deposits significantly during the quarter building upon our strong and diversified deposit franchise. As a result, our ratio of loans held for investment to deposits further improved to 92.1%,” added Mr. Helling. “We are very pleased with our level of uninsured and uncollateralized deposits and our strong liquidity position.”

Net Income of $28.4 Million and Diluted EPS of $1.69

Both reported and adjusted (non-GAAP) net income and diluted EPS for the second quarter of 2023 were $28.4 million and $1.69, respectively. For the first quarter of 2023, net income and diluted EPS was $27.2 million and $1.60, respectively while adjusted net income (non-GAAP) was $28.0 million and adjusted diluted EPS (non-GAAP) was $1.65. For the second quarter of 2022, net income and diluted EPS were $15.2 million and $0.87, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $30.4 million and $1.73, respectively.

	For the Quarter Ended
	June 30,	March 31,	June 30,
$ in millions (except per share data)	2023	2023	2022
Net Income	$28.4	$27.2	$15.2
Diluted EPS	$1.69	$1.60	$0.87
Adjusted Net Income (non-GAAP)*	$28.4	$28.0	$30.4
Adjusted Diluted EPS (non-GAAP)*	$1.69	$1.65	$1.73

*Adjusted non-GAAP measurements of financial performance exclude non-core and/or nonrecurring income and expense items that management believes are not reflective of the anticipated future operation of the Company’s business. The Company believes these measurements provide a better comparison for analysis and may provide a better indicator of future performance. See GAAP to non-GAAP reconciliations.

Net Interest Income of $53.2 Million

Net interest income for the second quarter of 2023 totaled $53.2 million, compared to $56.8 million for the first quarter of 2023 and $59.4 million for the second quarter of 2022. Adjusted net interest income (non-GAAP) during the quarter was $59.6 million, a decrease of $2.4 million from the prior quarter. Acquisition-related net accretion totaled $134 thousand for the second quarter of 2023, compared to $828 thousand in the first quarter.

In the second quarter of 2023, net interest margin (“NIM”) was 2.93% and NIM on a tax-equivalent yield (“TEY”) basis (non-GAAP) was 3.29%, compared to 3.18% and 3.52% in the prior quarter, respectively. Adjusted NIM TEY (non-GAAP) of 3.28% declined by 19 basis points from 3.47% in the first quarter.

“Our adjusted tax-equivalent NIM declined 19 basis points during the second quarter which was inside of our guidance range,” said Todd A. Gipple, President and Chief Financial Officer. “With the inverted yield curve and the competitive deposit landscape, our net interest income was pressured despite continued loan growth and the ongoing expansion of loan yields. During the second quarter, we experienced an increase in the cost of funds as our deposit mix continued to shift from noninterest-bearing and lower beta deposits to higher beta deposits.”

Noninterest Income Grew 26% to $32.5 Million

Noninterest income for the second quarter of 2023 totaled $32.5 million, up 25.8% from $25.8 million for the first quarter of 2023. The Company generated $22.5 million of capital markets revenue in the quarter, an increase of $5.5 million, or 32.1% from the first quarter. Wealth management revenue was $3.8 million for the quarter, consistent with the prior quarter.

“Capital markets revenue was $22.5 million in the second quarter, up significantly from the first quarter and well ahead of our guidance range,” added Mr. Gipple. “Capital markets revenue from swaps continues to benefit from stabilization in the supply chain and construction costs. The demand for affordable housing continues to be strong. This source of fee income has been consistent for us over the last several years. Based on decades of stability in the low- income housing tax credit (“LIHTC”) industry and our own experience, we believe that this business is countercyclical and will be very resilient in future recessionary environments.”

Noninterest Expenses Remain Well-Controlled

Noninterest expense for the second quarter of 2023 totaled $49.7 million, which is a modest increase of only 1.9% from $48.8 million for the first quarter of 2023, and compared to $54.2 million for the second quarter of 2022. The linked-quarter increase was primarily due to higher variable compensation, increased Insured Cash Sweep (“ICS”) fees and FDIC insurance rates. These increases were partially offset by well-controlled salaries and employee benefits expenses.

Exceptional Loan Growth of 12.2% Annualized

During the second quarter of 2023, the Company’s loans and leases grew $189.3 million to a total of $6.4 billion, or 12.2% on an annualized basis. “Our loan growth during the quarter was driven primarily by strength in our LIHTC lending business. Our clients continue to experience strong demand for their projects as the need for affordable housing exceeds supply in the markets they serve,” added Mr. Helling.

“We also experienced modest loan demand in the second quarter from our traditional commercial lending and leasing businesses. As a result, we are increasing our guidance for loan growth for the remainder of the year to be in the range of 9 to 12% on an annualized basis, which would result in a 0 to 3% growth rate on an annualized basis net of planned LIHTC loan securitizations. In the first quarter of 2023, we categorized $139.2 million of LIHTC loans as held for sale as part of a future loan securitization transaction. During the second quarter of 2023, we increased the size of our planned securitizations of LIHTC loans, adding an additional $151.8 of loans for a total of $291.1 million to achieve improved pricing and execution. We now expect to close on the transactions early in the fourth quarter,” said Mr. Helling.

Asset Quality Remains Excellent

“Our asset quality continues to be strong as the ratio of nonperforming assets to total assets was 0.32% at quarter-end and compares favorably to historical averages. We remain cautiously optimistic about the relative economic resiliency of our markets as unemployment is low and business activity is still healthy across our footprint,” said Mr. Helling.

Nonperforming assets (“NPAs”) increased modestly during the quarter to $26.1 million or 32 basis points of total assets. “Approximately half of the total dollar amount of NPAs consist of one relationship and we believe that this credit will be resolved without a loss,” added Mr. Helling. The Company’s criticized loans and classified loans to total loans and leases on June 30, 2023, improved to 2.84% and 1.00%, respectively, as compared to 3.16% and 1.14% as of March 31, 2023.

The Company recorded a total provision for credit losses of $3.6 million during the quarter which included $3.3 million of provision on loans/leases. As of June 30, 2023, the ACL to total loans/leases held for investment was 1.41%.

Continued Strong Capital Levels

As of June 30, 2023, the Company’s total risk-based capital ratio was 14.66%, the common equity tier 1 ratio was 9.71% and the tangible common equity to tangible assets ratio (non-GAAP) was 8.28%. By comparison, these respective ratios were 14.68%, 9.60% and 8.21% as of March 31, 2023. During the quarter, we repurchased a modest number of shares, as our priority has shifted to capital retention, targeting capital levels near the top of our peer group.

The Company’s tangible book value per share (non-GAAP) increased $1.28, or 13.2% annualized during the second quarter. Accumulated other comprehensive income (“AOCI”) declined $6.3 million during the quarter due to a decrease in the value of the Company’s available for sale securities portfolio and certain derivatives resulting from the change in interest rates during the second quarter. While the net decline in AOCI diluted the Company’s tangible common equity, strong earnings more than offset this impact, which led to the increase in tangible book value per share (non-GAAP).

Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 27, 2023, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through August 3, 2023. The replay access information is 877-344-7529 (international 412-317-0088); access code 5035792. A webcast of the teleconference can be accessed on the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018, and Guaranty Bank, also based in Springfield, Missouri, was acquired by the Company and merged with Springfield First Community Bank on April 1, 2022, with the combined entity operating under the Guaranty Bank name. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 36 locations in Iowa, Missouri, Wisconsin and Illinois. As of June 30, 2023, the Company had $8.2 billion in assets, $6.4 billion in loans and $6.6 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode”, “predict,” “suggest,” “project”, “appear,” “plan,” “intend,” “estimate,” “annualize,” “may,” “will,” “would,” “could,” “should,” “likely,” “might,” “potential,” “continue,” “annualized,” “target,” “outlook,” as well as the negative forms of those words, or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies(including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB; (iv) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversity their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xixi) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contact:

Todd A. Gipple

President and Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$84,084	$64,295	$59,723	$86,282	$92,379
Federal funds sold and interest-bearing deposits	175,012	253,997	124,270	71,043	56,532
Securities, net of allowance for credit losses	882,888	877,446	928,102	879,450	879,918
Loans receivable held for sale (1)	295,057	140,633	1,480	3,054	1,186
Loans/leases receivable held for investment	6,084,263	6,049,389	6,137,391	6,005,556	5,796,717
Allowance for credit losses	(85,797)	(86,573)	(87,706)	(90,489)	(92,425)
Intangibles	15,228	15,993	16,759	17,546	18,333
Goodwill	139,027	138,474	137,607	137,607	137,607
Derivatives	170,294	130,350	177,631	185,037	97,455
Other assets	466,617	452,900	453,580	434,963	405,239
Total assets	$8,226,673	$8,036,904	$7,948,837	$7,730,049	$7,392,941

Total deposits	$6,606,720	$6,501,663	$5,984,217	$5,941,035	$5,820,657
Total borrowings	418,368	417,480	825,894	701,491	583,166
Derivatives	195,841	150,401	200,701	209,479	113,305
Other liabilities	183,055	165,866	165,301	140,972	132,675
Total stockholders’ equity	822,689	801,494	772,724	737,072	743,138
Total liabilities and stockholders’ equity	$8,226,673	$8,036,904	$7,948,837	$7,730,049	$7,392,941

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial - revolving	$304,617	$307,612	$296,869	$332,996	$322,258
Commercial and industrial - other	1,402,553	1,420,331	1,451,693	1,415,996	1,403,689
Total commercial and industrial	1,707,170	1,727,943	1,748,562	1,748,992	1,725,947
Commercial real estate, owner occupied	609,717	616,922	629,367	627,558	628,565
Commercial real estate, non-owner occupied	963,814	982,716	963,239	920,876	889,530
Construction and land development*	1,307,766	1,208,185	1,192,061	1,149,503	1,080,372
Multi-family*	1,100,794	969,870	963,803	933,118	860,742
Direct financing leases	32,937	35,373	31,889	33,503	40,050
1-4 family real estate	535,405	532,491	499,529	487,508	473,141
Consumer	121,717	116,522	110,421	107,552	99,556
Total loans/leases	$6,379,320	$6,190,022	$6,138,871	$6,008,610	$5,797,903
Less allowance for credit losses	85,797	86,573	87,706	90,489	92,425
Net loans/leases	$6,293,523	$6,103,449	$6,051,165	$5,918,121	$5,705,478

*	The LIHTC lending business is a significant part of the Company’s Construction and Multi-family loans. For the quarter ended June 30, 2023, the LIHTC portion of the Construction loans was $870 million, or 67%, and the LIHTC portion of the Multi-family loans was $820 million, or 75%.

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$18,942	$19,320	$16,981	$20,527	$20,448
Municipal securities	743,608	731,689	779,450	724,204	710,638
Residential mortgage-backed and related securities	60,958	63,104	66,215	68,844	81,247
Asset backed securities	17,393	17,967	18,728	19,630	19,956
Other securities	43,156	46,535	46,908	46,443	47,827
Total securities	$884,057	$878,615	$928,282	$879,648	$880,116
Less allowance for credit losses	1,169	1,169	180	198	198
Net securities	$882,888	$877,446	$928,102	$879,450	$879,918

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,101,605	$1,189,858	$1,262,981	$1,315,555	$1,514,005
Interest-bearing demand deposits	4,374,847	4,033,193	3,875,497	3,904,303	3,758,566
Time deposits	765,801	679,946	744,593	672,133	540,074
Brokered deposits	364,467	598,666	101,146	49,044	8,012
Total deposits	$6,606,720	$6,501,663	$5,984,217	$5,941,035	$5,820,657

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$135,000	$135,000	$-	$-	$-
Overnight FHLB advances	-	-	415,000	335,000	400,000
Other short-term borrowings	1,850	1,100	129,630	85,180	1,070
Subordinated notes	232,852	232,746	232,662	232,743	133,562
Junior subordinated debentures	48,666	48,634	48,602	48,568	48,534
Total borrowings	$418,368	$417,480	$825,894	$701,491	$583,166

(1) Loans with a fair value of $291.0 million, have been identified for securitization and are included in LHFS at June 30, 2023.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$98,377	$94,217	$94,037	$79,267	$68,205
Interest expense	45,172	37,407	28,819	18,498	8,805
Net interest income	53,205	56,810	65,218	60,769	59,400
Provision for credit losses (1)	3,606	3,928	-	-	11,200
Net interest income after provision for credit losses	$49,599	$52,882	$65,218	$60,769	$48,200

Trust department fees	$2,844	$2,906	$2,644	$2,537	$2,497
Investment advisory and management fees	986	879	918	921	983
Deposit service fees	2,034	2,028	2,142	2,214	2,223
Gain on sales of residential real estate loans	500	312	468	641	809
Gain on sales of government guaranteed portions of loans	-	30	50	50	-
Capital markets revenue	22,490	17,023	11,338	10,545	13,004
Securities gains (losses), net	12	(463)	-	-	-
Earnings on bank-owned life insurance	838	707	755	605	350
Debit card fees	1,589	1,466	1,500	1,453	1,499
Correspondent banking fees	356	391	257	189	244
Loan related fee income	770	651	614	652	682
Fair value gain (loss) on derivatives	83	(427)	(267)	904	432
Other	18	339	800	384	59
Total noninterest income	$32,520	$25,842	$21,219	$21,095	$22,782

Salaries and employee benefits	$31,459	$32,003	$32,594	$29,175	$29,972
Occupancy and equipment expense	6,100	5,914	6,027	6,033	5,978
Professional and data processing fees	4,078	3,514	3,769	4,477	4,365
Acquisition costs	-	-	(424)	315	1,973
Post-acquisition compensation, transition and integration costs	-	207	668	62	4,796
FDIC insurance, other insurance and regulatory fees	1,927	1,374	1,605	1,497	1,394
Loan/lease expense	652	556	411	390	761
Net cost of (income from) and gains/losses on operations of other real estate	-	(67)	(117)	19	59
Advertising and marketing	1,735	1,237	1,562	1,437	1,198
Communication and data connectivity	471	665	587	639	584
Supplies	281	305	337	289	237
Bank service charges	621	605	563	568	610
Correspondent banking expense	221	210	210	218	213
Intangibles amortization	765	766	787	787	787
Payment card processing	542	545	599	477	626
Trust expense	337	214	166	227	195
Other	538	737	353	1,136	500
Total noninterest expense	$49,727	$48,785	$49,697	$47,746	$54,248

Net income before income taxes	$32,392	$29,939	$36,740	$34,118	$16,734
Federal and state income tax expense	3,967	2,782	5,834	4,824	1,492
Net income	$28,425	$27,157	$30,906	$29,294	$15,242

Basic EPS	$1.70	$1.62	$1.83	$1.73	$0.88
Diluted EPS	$1.69	$1.60	$1.81	$1.71	$0.87

Weighted average common shares outstanding	16,701,950	16,776,289	16,855,973	16,900,968	17,345,324
Weighted average common and common equivalent shares outstanding	16,799,527	16,942,132	17,047,976	17,110,691	17,549,107

(1)	Provision for credit losses for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2023	2022

	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$192,594	$119,267
Interest expense	82,579	14,134
Net interest income	110,015	105,133
Provision for credit losses (1)	7,534	8,284
Net interest income after provision for loan/lease losses	$102,481	$96,849

Trust department fees	$5,750	$5,460
Investment advisory and management fees	1,865	2,019
Deposit service fees	4,062	3,778
Gain on sales of residential real estate loans	812	1,302
Gain on sales of government guaranteed portions of loans	30	19
Swap fee income/capital markets revenue	39,513	19,426
Securities losses, net	(451)	-
Earnings on bank-owned life insurance	1,545	696
Debit card fees	3,055	2,506
Correspondent banking fees	747	521
Loan related fee income	1,421	1,162
Fair value gain (loss) on derivatives	(344)	1,338
Other	357	188
Total noninterest income	$58,362	$38,415

Salaries and employee benefits	$63,462	$53,599
Occupancy and equipment expense	12,014	9,915
Professional and data processing fees	7,592	8,036
Acquisition costs	-	3,824
Post-acquisition compensation, transition and integration costs	207	4,796
FDIC insurance, other insurance and regulatory fees	3,301	2,704
Loan/lease expense	1,208	1,028
Net cost of (income from) and gains/losses on operations of other real estate	(67)	58
Advertising and marketing	2,972	1,959
Communication	1,136	987
Supplies	586	483
Bank service charges	1,226	1,151
Correspondent banking expense	431	412
Intangibles amortization	1,531	1,280
Payment card processing	1,087	888
Trust expense	551	382
Other	1,275	1,071
Total noninterest expense	$98,512	$92,573

Net income before income taxes	$62,331	$42,691
Federal and state income tax expense	6,749	3,825
Net income	$55,582	$38,866

Basic EPS	$3.32	$2.36
Diluted EPS	$3.29	$2.33

Weighted average common shares outstanding	16,739,120	16,485,218
Weighted average common and common equivalent shares outstanding	16,870,830	16,700,682

(1)	Provision for credit losses for the six months ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans and $1.4 million related to acquired Guaranty Bank OBS exposures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

As of and for the Quarter Ended	For the Six Months Ended
June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
2023	2023	2022	2022	2022	2023	2022

(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	16,713,853	16,713,775	16,795,942	16,885,485	17,064,347
Book value per common share (1)	$49.22	$47.95	$46.01	$43.65	$43.55
Tangible book value per common share (Non-GAAP) (2)	$39.99	$38.71	$36.82	$34.46	$34.41
Closing stock price	$41.03	$43.91	$49.64	$50.94	$53.99
Market capitalization	$685,769	$733,902	$833,751	$860,147	$921,304
Market price / book value	83.36%	91.57%	107.90%	116.70%	123.97%
Market price / tangible book value	102.59%	113.43%	134.83%	147.81%	156.90%
Earnings per common share (basic) LTM (3)	$6.89	$6.06	$5.95	$5.86	$6.14
Price earnings ratio LTM (3)	5.96	x	7.24	x	8.35	x	8.70	x	8.79	x
TCE / TA (Non-GAAP) (4)	8.28%	8.21%	7.93%	7.68%	8.11%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Beginning balance	$801,494	$772,724	$737,072	$743,138	$667,924
Net income	28,425	27,157	30,906	29,294	15,242
Other comprehensive income (loss), net of tax	(6,336)	9,325	9,959	(24,783)	(24,286)
Common stock cash dividends declared	(1,003)	(1,010)	(1,013)	(1,012)	(1,059)
Issuance of 2,071,291 shares of common stock as a result of the acquisition of Guaranty Federal Bancshares	-	-	-	-	117,214
Repurchase and cancellation of shares of common stock as a result of a share repurchase program	(967)	(7,719)	(5,037)	(10,485)	(33,016)
Other (5)	1,076	1,017	837	920	1,119
Ending balance	$822,689	$801,494	$772,724	$737,072	$743,138

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	14.66%	14.68%	14.28%	14.38%	13.40%
Tier 1 risk-based capital ratio	10.36%	10.27%	9.95%	9.88%	10.18%
Tier 1 leverage capital ratio	10.06%	9.73%	9.61%	9.56%	9.61%
Common equity tier 1 ratio	9.71%	9.60%	9.29%	9.21%	9.46%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.44%	1.37%	1.58%	1.53%	0.83%	1.42%	1.16%
Return on average total equity (annualized)	13.97%	13.67%	16.32%	15.39%	7.74%	13.91%	10.55%
Net interest margin	2.93%	3.18%	3.62%	3.46%	3.53%	3.05%	3.43%
Net interest margin (TEY) (Non-GAAP)(7)	3.29%	3.52%	3.93%	3.71%	3.74%	3.40%	3.63%
Efficiency ratio (Non-GAAP) (8)	58.01%	59.02%	57.50%	58.32%	66.01%	58.51%	64.49%
Gross loans and leases / total assets	77.54%	77.02%	77.23%	77.73%	78.42%	77.54%	78.42%
Gross loans and leases / total deposits	96.56%	95.21%	102.58%	101.14%	99.61%	96.56%	99.61%
Effective tax rate	12.25%	9.29%	15.88%	14.14%	8.92%	10.83%	8.96%
Full-time equivalent employees (9)	1009	969	973	956	968	1009	968

AVERAGE BALANCES
Assets	$7,924,597	$7,906,830	$7,800,229	$7,652,463	$7,324,470	$7,915,763	$6,723,137
Loans/leases	6,219,980	6,165,115	6,043,359	5,916,100	5,711,471	6,192,700	5,222,193
Deposits	6,292,481	6,179,644	6,029,455	5,891,198	5,867,444	6,236,374	5,388,062
Total stockholders’ equity	816,882	794,685	757,419	761,428	788,204	805,845	736,452

(1)	Includes accumulated other comprehensive income (loss).
(2)	Includes accumulated other comprehensive income (loss) and excludes intangible assets. See GAAP to Non-GAAP reconciliations.
(3)	LTM : Last twelve months.
(4)	TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5)	Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6)	Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8)	See GAAP to Non-GAAP reconciliations.
(9)	The increase in full-time equivalent employees in the second quarter of 2023 includes 19 summer interns.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$16,976	$223	5.27%	$19,275	$234	4.93%	$5,896	$12	0.83%
Interest-bearing deposits at financial institutions	90,814	1,123	4.96%	73,584	821	4.53%	67,254	169	1.01%
Investment securities - taxable	342,991	3,693	4.30%	332,640	3,366	4.05%	346,440	3,090	3.56%
Investment securities - nontaxable (1)	577,494	6,217	4.31%	619,225	6,791	4.39%	573,868	5,912	4.12%
Restricted investment securities	35,031	506	5.71%	37,766	513	5.43%	37,166	485	5.16%
Loans (1)	6,219,980	93,159	6.01%	6,165,115	88,548	5.82%	5,711,471	61,932	4.35%
Total earning assets (1)	$7,283,286	$104,921	5.78%	$7,247,605	$100,273	5.60%	$6,742,095	$71,600	4.26%

Interest-bearing deposits	$3,965,592	$27,227	2.75%	$4,067,405	$23,776	2.37%	$3,791,595	$4,478	0.47%
Time deposits	1,190,440	11,219	3.78%	869,912	6,003	2.80%	529,675	1,047	0.79%
Short-term borrowings	1,980	34	6.82%	7,573	99	5.28%	1,404	3	0.78%
Federal Home Loan Bank advances	211,593	2,653	4.96%	296,333	3,521	4.75%	286,484	780	1.08%
Subordinated debentures	232,782	3,303	5.68%	232,679	3,311	5.69%	133,529	1,816	5.44%
Junior subordinated debentures	48,647	738	6.00%	48,613	696	5.72%	46,536	680	5.78%
Total interest-bearing liabilities	$5,651,034	$45,174	3.20%	$5,522,515	$37,406	2.74%	$4,789,223	$8,804	0.74%

Net interest income (1)		$59,747			$62,867			$62,796
Net interest margin (2)			2.93%			3.18%			3.53%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.29%			3.52%			3.74%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.28%			3.47%			3.64%

	For the Six Months Ended
	June 30, 2023			June 30, 2022
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)
Fed funds sold	$18,119	$457	5.09%	$5,234	$14	0.53%
Interest-bearing deposits at financial institutions	82,246	1,945	4.77%	68,285	204	0.60%
Investment securities - taxable	337,844	7,059	4.17%	861,610	16,683	3.87%
Investment securities - nontaxable (1)	598,244	13,009	4.35%
Restricted investment securities	36,391	1,018	5.56%	29,716	766	5.13%
Loans (1)	6,192,700	181,707	5.92%	5,222,193	107,927	4.17%
Total earning assets (1)	$7,265,544	$205,195	5.69%	$6,187,038	$125,594	4.09%

Interest-bearing deposits	$4,016,217	$51,003	2.56%	$3,511,396	$6,816	0.39%
Time deposits	1,031,062	17,222	3.37%	464,647	1,846	0.80%
Short-term borrowings	4,642	132	5.75%	1,676	3	0.36%
Federal Home Loan Bank advances	253,729	6,174	4.84%	186,685	863	0.92%
Subordinated debentures	232,731	6,615	5.68%	123,753	3,370	5.45%
Junior subordinated debentures	48,630	1,433	5.86%	42,376	1,236	5.80%
Total interest-bearing liabilities	$5,587,011	$82,579	2.97%	$4,330,533	$14,134	0.66%

Net interest income (1)		$122,616			$111,460
Net interest margin (2)			3.05%			3.43%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.40%			3.63%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.38%			3.57%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See “Select Financial Data - Subsidiaries” for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR CREDIT LOSSES ON LOANS/LEASES
Beginning balance	$86,573	$87,706	$90,489	$92,425	$74,786
Initial ACL recorded for acquired PCD loans	-	-	-	-	5,902
Change in ACL for writedown of LHFS to fair value (1)	(2,277)	(1,709)	-	-	-
Credit loss expense (2)	3,313	2,458	1,013	331	12,141
Loans/leases charged off	(1,947)	(2,275)	(3,960)	(2,489)	(620)
Recoveries on loans/leases previously charged off	135	393	164	222	216
Ending balance	$85,797	$86,573	$87,706	$90,489	$92,425

NONPERFORMING ASSETS
Nonaccrual loans/leases	$26,062	$22,947	$8,765	$17,511	$23,574
Accruing loans/leases past due 90 days or more	83	15	5	3	268
Total nonperforming loans/leases	26,145	22,962	8,770	17,514	23,842
Other real estate owned	-	61	133	177	205
Other repossessed assets	-	-	-	340	-
Total nonperforming assets	$26,145	$23,023	$8,903	$18,031	$24,047

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.32%	0.29%	0.11%	0.23%	0.33%
ACL for loans and leases / total loans/leases held for investment	1.41%	1.43%	1.43%	1.51%	1.59%
ACL for loans and leases / nonperforming loans/leases	328.16%	377.03%	1000.07%	516.67%	387.66%
Net charge-offs as a % of average loans/leases	0.03%	0.03%	0.06%	0.04%	0.01%

INTERNALLY ASSIGNED RISK RATING (3)
Special mention (rating 6)	$116,910	$125,048	$98,333	$63,973	$54,558
Substandard (rating 7)/Classifed loans	63,956	70,866	66,021	77,317	83,048
Doubtful (rating 8)/Classifed loans	-	-	-	-	-
Criticized loans (4)	$180,866	$195,914	$164,354	$141,290	$137,606

Classified loans as a % of total loans/leases	1.00%	1.14%	1.08%	1.29%	1.43%
Criticized loans as a % of total loans/leases	2.84%	3.16%	2.68%	2.35%	2.37%

(1)	Certain loans were identified for securitization and transferred from loans to LHFS. The fair value of the loans was less than its carrying value at the date of transfer, resulting in a charge to the loan ACL.
(2)	Credit loss expense on loans/leases for the quarter ended June 30, 2022 included $11.0 million related to the acquired Guaranty Bank non-PCD loans.
(3)	Amounts exclude the government guaranteed portion, if any. The Company assigns internal risk ratings of Pass (Rating 2) for the government guaranteed portion.
(4)	Criticized loans are defined as C&I and CRE loans with internally assigned risk ratings of 6, 7, or 8, regardless of performance.
(5)	Classified loans are defined as C&I and CRE loans with internally assigned risk ratings of 7 or 8, regardless of performance.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2023	2023	2022	2023	2022

	(dollars in thousands)
TOTAL ASSETS
Quad City Bank and Trust (1)	$2,611,832	$2,548,473	$2,122,852
m2 Equipment Finance, LLC	322,838	317,497	289,451
Cedar Rapids Bank and Trust	2,389,623	2,196,560	1,985,199
Community State Bank	1,332,966	1,286,227	1,221,406
Guaranty Bank	2,179,844	2,147,776	2,037,364

TOTAL DEPOSITS
Quad City Bank and Trust (1)	$2,166,249	$2,173,343	$1,787,564
Cedar Rapids Bank and Trust	1,791,861	1,663,138	1,495,665
Community State Bank	1,073,907	1,086,531	1,006,836
Guaranty Bank	1,653,299	1,646,730	1,539,978

TOTAL LOANS & LEASES
Quad City Bank and Trust (1)	$1,925,162	$1,872,029	$1,737,812
m2 Equipment Finance, LLC	328,479	321,495	293,435
Cedar Rapids Bank and Trust	1,728,280	1,637,252	1,536,224
Community State Bank	1,025,844	994,454	931,031
Guaranty Bank	1,700,034	1,686,287	1,592,836

TOTAL LOANS & LEASES / TOTAL DEPOSITS
Quad City Bank and Trust (1)	89%	86%	97%
Cedar Rapids Bank and Trust	96%	98%	103%
Community State Bank	96%	92%	92%
Guaranty Bank	103%	102%	103%

TOTAL LOANS & LEASES / TOTAL ASSETS
Quad City Bank and Trust (1)	74%	73%	82%
Cedar Rapids Bank and Trust	72%	75%	77%
Community State Bank	77%	77%	76%
Guaranty Bank	78%	79%	78%

ACL ON LOANS/LEASES AS A PERCENTAGE OF LOANS/LEASES
Quad City Bank and Trust (1)	1.44%	1.41%	1.68%
m2 Equipment Finance, LLC	3.46%	3.13%	3.31%
Cedar Rapids Bank and Trust	1.41%	1.50%	1.58%
Community State Bank	1.27%	1.38%	1.57%
Guaranty Bank	1.22%	1.29%	1.53%

RETURN ON AVERAGE ASSETS
Quad City Bank and Trust (1)	0.82%	1.23%	1.56%	1.02%	1.71%
Cedar Rapids Bank and Trust	3.52%	3.07%	2.72%	3.30%	2.48%
Community State Bank	1.42%	1.49%	1.12%	1.46%	1.27%
Guaranty Bank (7) (8)	0.97%	1.02%	0.20%	0.99%	0.56%

NET INTEREST MARGIN PERCENTAGE (2)
Quad City Bank and Trust (1)	3.28%	3.44%	3.74%	3.36%	3.62%
Cedar Rapids Bank and Trust (3)	3.69%	4.03%	3.66%	3.86%	3.63%
Community State Bank (4)	3.90%	3.99%	3.67%	3.94%	3.65%
Guaranty Bank (5)	3.10%	3.49%	4.20%	3.30%	3.94%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
INTEREST MARGIN, NET
Cedar Rapids Bank and Trust	$-	$(8)	$4	$(8)	$55
Community State Bank	(1)	71	28	$70	61
Guaranty Bank	168	797	1,698	$965	1,767
QCR Holdings, Inc. (6)	(33)	(32)	(35)	$(65)	(70)

(1)	Quad City Bank and Trust amounts include m2 Equipment Finance, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Equipment Finance, LLC is also presented separately for certain (applicable) measurements.
(2)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% federal tax rate.
(3)	Cedar Rapids Bank and Trust’s net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.69% for the quarter ended June 30, 2023, 4.03% for the quarter ended March 31, 2023 and 3.62% for the quarter ended June 30, 2022.
(4)	Community State Bank’s net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.90% for the quarter ended June 30, 2023, 3.99% for the quarter ended March 31, 2023 and 3.66% for the quarter ended June 30, 2022.
(5)	Guaranty Bank’s net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin (Non-GAAP) would have been 3.11% for the quarter ended June 30, 2023, 3.39% for the quarter ended March 31, 2023 and 3.82% for the quarter ended June 30, 2022.
(6)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.
(7)	Decrease for quarter ended and six months ended June 30, 2022 due to CECL Day 2 provision for credit losses of $12.4 million related to the acquisition of Guaranty Bank.
(8)	Adjusted ROAA excluding non-core adjustments for the Guaranty Bank acquisition (non-GAAP) would have been 2.12% for the quarter ended June 30, 2022 and 1.89% for the six months ended June 30, 2022.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2023	2023	2022	2022	2022

	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders’ equity (GAAP)	$822,689	$801,494	$772,724	$737,072	$743,138
Less: Intangible assets	154,255	154,467	154,366	155,153	155,940
Tangible common equity (non-GAAP)	$668,434	$647,027	$618,358	$581,919	$587,198

Total assets (GAAP)	$8,226,673	$8,036,904	$7,948,837	$7,730,049	$7,392,941
Less: Intangible assets	154,255	154,467	154,366	155,153	155,940
Tangible assets (non-GAAP)	$8,072,418	$7,882,437	$7,794,471	$7,574,896	$7,237,001

Tangible common equity to tangible assets ratio (non-GAAP)	8.28%	8.21%	7.93%	7.68%	8.11%

(1)	This ratio is a non-GAAP financial measure. The Company’s management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders’ equity and total assets, which are the most directly comparable GAAP financial measures.

QCR Holding, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
ADJUSTED NET INCOME (1)	2023	2023	2022	2022	2022	2023	2022

	(dollars in thousands, except per share data)
Net income (GAAP)	$28,425	$27,157	$30,906	$29,294	$15,242	$55,582	$38,866

Less non-core items (post-tax) (2):
Income:
Securities gains (losses), net	9	(366)	-	-	-	(356)	-
Fair value gain (loss) on derivatives, net	66	(337)	(211)	714	342	(272)	1,057
Total non-core income (non-GAAP)	$75	$(703)	$(211)	$714	$342	$(628)	$1,057

Expense:
Acquisition costs (2)	-	-	(517)	321	1,932	-	3,394
Post-acquisition compensation, transition and integration costs	-	164	529	48	3,789	164	3,789
Separation agreement	-	-	-	-	-	-	-
CECL Day 2 provision for credit losses on acquired non-PCD loans (3)	-	-	-	-	8,651	-	8,651
CECL Day 2 provision for credit losses provision on acquired OBS exposure (3)	-	-	-	-	1,140	-	1,140
Total non-core expense (non-GAAP)	$-	$164	$12	$369	$15,512	$164	$16,974

Adjusted net income (non-GAAP) (1)	$28,350	$28,024	$31,129	$28,949	$30,412	$56,374	$54,783

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$28,350	$28,024	$31,129	$28,949	$30,412	$56,374	$54,783
Weighted average common shares outstanding	16,701,950	16,776,289	16,855,973	16,900,968	17,345,324	16,739,120	16,485,218
Weighted average common and common equivalent shares outstanding	16,799,527	16,942,132	17,047,976	17,110,691	17,549,107	16,870,830	16,700,682

Adjusted earnings per common share (non-GAAP):
Basic	$1.70	$1.67	$1.85	$1.71	$1.75	$3.37	$3.32
Diluted	$1.69	$1.65	$1.83	$1.69	$1.73	$3.34	$3.28

ADJUSTED RETURN ON AVERAGE ASSETS AND AVERAGE EQUITY (1)

Adjusted net income (non-GAAP) (from above)	$28,350	$28,024	$31,129	$28,949	$30,412	$56,374	$54,783
Average Assets	$7,924,597	$7,906,830	$7,800,229	$7,652,463	$7,324,470	$7,915,763	$6,723,137
Adjusted return on average assets (annualized) (non-GAAP)	1.43%	1.42%	1.60%	1.51%	1.66%	1.42%	1.63%
Adjusted return on average equity (annualized) (non-GAAP)	13.88%	14.11%	16.44%	15.21%	15.43%	13.99%	14.88%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$53,205	$56,810	$65,218	$60,769	$59,400	$110,015	$105,133
Plus: Tax equivalent adjustment (5)	6,542	6,057	5,554	4,459	3,396	12,601	6,327
Net interest income - tax equivalent (Non-GAAP)	$59,747	$62,867	$70,772	$65,228	$62,796	$122,616	$111,460
Less: Acquisition accounting net accretion	134	828	5,688	1,080	1,695	962	1,813
Adjusted net interest income	$59,613	$62,039	$65,084	$64,148	$61,101	$121,654	$109,647
Average earning assets	$7,283,286	$7,247,605	$7,148,578	$6,975,857	$6,742,095	$7,265,544	$6,187,038

Net interest margin (GAAP)	2.93%	3.18%	3.62%	3.46%	3.53%	3.05%	3.43%
Net interest margin (TEY) (Non-GAAP)	3.29%	3.52%	3.93%	3.71%	3.74%	3.40%	3.63%
Adjusted net interest margin (TEY) (Non-GAAP)	3.28%	3.47%	3.61%	3.65%	3.64%	3.38%	3.57%

EFFICIENCY RATIO (6)

Noninterest expense (GAAP)	$49,727	$48,785	$49,697	$47,746	$54,248	$98,512	$92,573
Net interest income (GAAP)	$53,205	$56,810	$65,218	$60,769	$59,400	$110,015	$105,133
Noninterest income (GAAP)	32,520	25,842	21,219	21,095	22,782	58,362	38,415
Total income	$85,725	$82,652	$86,437	$81,864	$82,182	$168,377	$143,548

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	58.01%	59.02%	57.50%	58.32%	66.01%	58.51%	64.49%

(1)	Adjusted net income, adjusted earnings per common share, adjusted return on average assets and average equity are non-GAAP financial measures. The Company’s management believes that these measurements are important to investors as they exclude non-core or non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, these non-GAAP measures are reconciled to net income, which is the most directly comparable GAAP financial measure.

(2)	Non-core or nonrecurring items (post-tax) are calculated using an estimated effective federal tax rate of 21% with the exception of acquisition costs which have an estimated effective federal tax rate of 13.62%.
(3)	The CECL Day 2 provision for credit losses on acquired non-PCD loans and OBS exposures resulted from the Guaranty Bank acquisition on April 1, 2022.
(4)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% effective federal tax rate.
(5)	Net interest margin (TEY) is a non-GAAP financial measure. The Company’s management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it’s difficult to provide a more realistic run-rate for future periods.
(6)	Efficiency ratio is a non-GAAP measure. The Company’s management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.